EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

Belle of Orleans, L.L.C.
dba Amelia Belle Casino:

We have audited the accompanying balance sheets of Belle of Orleans, L.L.C. dba Amelia Belle Casino (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, changes in member’s equity (deficit) , and cash flows for  the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche, LLP
Cincinnati, OH
July 20, 2009

BELLE OF ORLEANS, L.L.C.
dba AMELIA BELLE CASINO
BALANCE SHEETS
DECEMBER 31, 2008 AND 2007
(in thousands)

	December 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$15,038	$6,358
Accounts receivable trade, net	68	84
Insurance receivable	3,706	-
Accounts receivable from related parties	1,984	5,559
Inventories	55	62
Prepaid expenses and other assets	903	768
Total current assets	21,754	12,831

Property and equipment, net	44,724	48,681
Intangible assets, net	10,644	10,667
Total Assets	$77,122	$72,179

LIABILITIES AND MEMBER’S EQUITY
Accounts payable	$1,015	$2,020
Accounts payable to related parties	101	12,577
Accrued expenses and other liabilities	8,762	1,102
Total current liabilities	9,878	15,699

COMMITMENTS AND CONTINGENCIES
Member’s equity	67,244	56,480
TOTAL	$77,122	$72,179

The accompanying notes are an integral part of the financial statements.

BELLE OF ORLEANS, L.L.C.
dba AMELIA BELLE CASINO
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(in thousands)

	2008	2007

REVENUES:
Casino	$55,622	$32,649
Food and beverage	3,616	1,860
Other	369	284
Less promotional allowances	(5,548)	(2,513)
Total net revenues	54,059	32,280
EXPENSES:
Casino	9,624	7,489
Food and beverage	3,078	2,118
Marketing, advertising and casino promotions	4,095	1,587
Gaming taxes and licenses	11,959	6,985
Administrative and general	6,980	6,390
Impairment of related party receivables	2,741	-
Insurance proceeds, net	(6,025)	(9,248)
Depreciation and amortization	4,748	2,692
Total expenses	37,200	18,013
INCOME FROM OPERATIONS	16,859	14,267
OTHER INCOME (EXPENSE):
Interest income	25	37
Interest expense	-	(1)
Total other income	25	36
NET INCOME	$16,884	$14,303

The accompanying notes are an integral part of the financial statements.

BELLE OF ORLEANS, L.L.C.
dba AMELIA BELLE CASINO
STATEMENTS OF CHANGES IN MEMBER’S EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2008 AND 2007
(in thousands)

COMMON MEMBER’S EQUITY/ (DEFICIT)

BALANCE, JANUARY 1, 2007	$(153,323)
Net income	14,303
Net equity adjustment for debt under co-borrower arrangement (see Note 5)	195,500
BALANCE, DECEMBER 31, 2007	56,480
Net income	16,884
Member distributions	(6,120)
BALANCE, DECEMBER 31, 2008	$67,244

The accompanying notes are an integral part of the financial statements.

BELLE OF ORLEANS, L.L.C.
dba AMELIA BELLE CASINO
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(in thousands)
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,884	$14,303
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	4,748	2,692
Terminated project costs	283
Impairment of related party receivables	2,741
Insurance proceeds for property damage	(6,939)	(10,178)
Changes in operating assets and liabilities:
Accounts receivables trade, net	16	555
Inventories, prepaid expenses and other assets	(128)	(532)
Accounts payable	(577)	1,276
Accrued expenses and other liabilities	3,954	1,005
Related party receivables and payables, net	(11,642)	10,097
Net cash flows provided by operating activities	9,340	19,218

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(1,479)	(23,246)
Insurance proceeds for property damage	6,939	10,178
Net cash flows provided by (used in) investing activities	5,460	(13,068)

CASH FLOWS FROM FINANCING ACTIVITIES:

Distributions to member	(6,120)
Net cash flows used in financing activities	(6,120)
NET INCREASE IN CASH AND CASH EQUIVALENTS	8,680	6,150
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	6,358	208
CASH AND CASH EQUIVALENTS AT END OF YEAR	$15,038	$6,358

The accompanying notes are an integral part of the financial statements.

BELLE OF ORLEANS, L.L.C. dba AMELIA BELLE CASINO
NOTES TO FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

Belle of Orleans, L.L.C. (the “Company”) was acquired by Columbia Properties New Orleans, LLC (CPNO) on June 8, 2005. CPNO is a wholly owned subsidiary of Wimar Tahoe Corporation (WTC) (fka Tropicana Casinos and Resorts, Inc.).  WTC is CPNO’s sole member.  The Company owns and operates the Amelia Belle Casino, a riverboat casino (fka Belle of Orleans) in Amelia, Louisiana.  The Belle of Orleans was damaged by Hurricane Katrina on August 28, 2005 and was closed for repairs until May 18, 2007 (see Note 8).  The casino was moved to Amelia, Louisiana and reopened as the Amelia Belle Casino.  The financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for year then ended are reflective of only a partial year of normal operations from May 18, 2007 through December 31, 2007.  The period prior to May 18, 2007 consisted of construction, repair, employee training and other activities necessary to ready the Amelia Belle Casino for normal operations. Columbia Sussex Corporation (CSC), a company controlled by the sole shareholder of WTC, provides various services to the Company (see Note 6).

2. Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of the financial statements.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management’s estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and disclosures of contingent assets and liabilities.  Actual results could differ from these estimates.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Inventories – Inventories, which consist primarily of food, beverage, and operating supplies, are stated at the lower of cost or market.  Cost is determined by the first-in first-out method.

Property and Equipment - Property and equipment are stated at cost.  Depreciation and amortization are computed over the estimated useful lives of the property and equipment on the straight-line method.  Useful lives range from 10 to 40 years for the riverboat and related equipment, 5 to 10 years for gaming and other equipment and 10 to 40 years for land improvements.  Included in accounts payable at December 31, 2007 is $0.4 million relating to unpaid capital expenditures.

Routine maintenance and repairs are charged to expense as incurred.  The cost and related accumulated depreciation of property and equipment retired or sold are removed from the accounts, and the resulting gain or loss is included in operations.

Management reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying amounts of the assets may not be recoverable.  Recoverability is determined by comparing the forecasted undiscounted cash flows of the operation to which the assets relate, plus the assets’ residual value to the carrying amount of the assets.  If the operation is determined to be unable to recover the carrying amount of its assets, then the property and equipment are written down to fair value.  Fair value is determined based on discounted cash flows.

Intangible Assets – Pursuant to Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (SFAS 142), the Company's non-amortizing indefinite-lived intangible asset, consisting solely of a gaming license with the state of Louisiana, is subject to testing for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. When testing for impairment, the Company uses the income approach, which includes an analysis of the market, cash flows, and risks associated with achieving such cash flows. There was no impairment charge recorded in either 2008 or 2007. The non-amortizing intangible asset has a carrying value of $10.6 million at December 31, 2008 and 2007 (Note 4).

In accordance with SFAS 142, an intangible asset with a definite life is amortized over its useful life which is defined as the period over which the asset is expected to contribute directly or indirectly to future cash flows.  Amortization is computed on a straight-line basis for intangible assets with definite lives over an estimated useful life of five years.  Management periodically assesses the amortization period of intangible assets with definite lives based upon an estimate of future cash flows from related operations.

Revenue Recognition - Casino revenue is (a) the win from gaming activities, which is the difference between the gaming wins and losses, less sales incentives and other adjustments and (b) revenue from gaming related activities such as poker and tournaments.  Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. The Company accrues the incremental amount of progressive jackpots as the progressive machine is played and the progressive jackpot amount increases, with a corresponding reduction of gaming revenue. The retail value of food and beverage and other services furnished to casino guests without charge is included in gross revenue and then deducted as promotional allowances.

Casino Promotional Allowances - Casino promotional allowances consist of the retail value of complimentary food and beverages and entertainment provided to casino patrons. Also included is the value of the coupons redeemed for cash at the property. The estimated cost of providing such complimentary services (substantially all of which is classified as casino expenses) total $3.1 million and $1.3 million for the years ended December 31, 2008 and 2007, respectively.  Promotional allowances also include "cash back" awards (cash coupons, rebates or refunds) which total $2.5 million and $1.2 million for the years ended December 31, 2008 and 2007, respectively.

Advertising Costs – Advertising costs are expensed as incurred and were $0.9 million for each of the years ended December 31, 2008 and 2007 and are included in marketing, advertising and casino promotions expense in the accompanying statement of operations.

Retirement Plans -The Company participates in a defined contribution plan sponsored by CSC which operates under the provisions of Internal Revenue Code Section 401(k). All employees who meet plan eligibility requirements are eligible to participate in the plan.  Participating employees receive employer matching contributions based on their level of employee contributions to the plan.  These employer matching contributions are funded at the same time that employee contributions are made. The Company’s matching contributions to the 401(k) Plan for both 2008 and 2007 were less than $0.1 million.

Insurance Program - The Company’s insurance program for medical, general liability, workers compensation and property is provided through CSC and WTC.  CSC allocates to the Company the cost of third party insurance coverage and WTC allocates an estimated cost of the self-insured portion of the coverage (up to $1,000,000 of general liability and workers compensation claims).  The rates used for the self-insured portion are actuarially determined based on historical experience of paid claims for all of CSC’s operations.  The Company was charged $0.3 million and $0.9 million by CSC during the years ended December 31, 2008 and 2007, respectively and $0.1 million by WTC during both of the years ended December 31, 2008 and 2007 for the above insurance costs.

Income Taxes - The Company is a pass-through entity for federal and state income tax purposes, and therefore, its tax attributes flow through to its owner.  As a result, the accompanying statement of operations shows no income tax expense.

Gaming Taxes - The Company must remit gaming taxes to the State of Louisiana based on a rate of 21.5% of adjusted gross receipts, as defined in the regulations. Such taxes are included in gaming taxes and licenses expenses in the accompanying statement of operations.

Contingencies - The Company is subject to various litigation claims and assessments that arise in the ordinary course of its business. Based upon information presently available, management believes that resolution of such matters will not likely have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Recently Issued Accounting Standards— In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”) (“SFAS 168”). The purpose of the new standard is to codify the various sources of U.S. GAAP into a single source and provide a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements. Previous guidance did not properly rank the accounting literature. The new standard is effective for interim and annual periods ending after September 15, 2009. The adoption of SFAS 168 is not expected to have a material effect on the Company’s financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events.  The purpose of the new statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  The new standard is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of SFAS No. 165 is not expected to have a material effect on the Company’s financial statements.

In April 2008, the FASB released staff position (“FSP”) No. 142-3, Determination of the Useful Life of Intangible Assets.  The FSP requires entities to disclose information for recognized intangible assets that enable users of financial statements to understand the extent to which expected future cash flows associated with intangible assets are affected by the entity’s intent or ability to renew or extend the arrangement associated with the intangible asset.  The FSP also amends the factors an entity should consider in developing the renewal or extension assumptions used in determining the useful life of recognized intangible assets under SFAS No. 142, Goodwill and Other Intangible Assets.  The FSP will be applied prospectively to intangible assets acquired after the FSP’s effective date, but the disclosure requirements will be applied prospectively to all intangible assets recognized as of, and after, the FSP’s effective date.  The FSP is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited.  The Company adopted FSP No. 142-3 on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires, among other things, enhanced disclosure about the volume and nature of derivative and hedging activities and a tabular summary showing the fair value of derivative instruments included in the balance sheet and statement of operations. SFAS 161 also requires expanded disclosure of contingencies included in derivative instruments related to credit-risk. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The Company adopted SFAS 161 on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R significantly changes the way companies account for business combinations and will generally require more assets acquired and liabilities assumed to be measured at their acquisition-date fair value. Under SFAS 141R, legal fees and other transaction-related costs are expensed as incurred and are no longer included as a cost of acquiring the business. SFAS 141R also requires, among other things, acquirers to estimate the acquisition-date fair value of any contingent consideration and to recognize any subsequent changes in the fair value of contingent consideration in earnings. In addition, restructuring costs the acquirer expected, but was not obligated to incur, will be recognized separately from the business acquisition. SFAS 141R applies to the Company prospectively for business combinations occurring on or after January 1, 2009. The Company expects SFAS 141R will have an impact on accounting for business combinations, but the effect will be dependent upon any potential future acquisition.

In February 2008, the FASB issued FSP No. 157-2, Effective Date of FASB Statement No. 157, which amends SFAS No. 157 by delaying its effective date by one year for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Therefore, beginning on January 1, 2009, this standard applies prospectively to fair value measurements of non-financial assets and non-financial liabilities. The Company adopted FSP No. 157-2 on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

3. Property and Equipment

Property and equipment at December 31, 2008 and 2007 is summarized as follows (in thousands):

	2008	2007
Riverboat, barge and ramps	$33,092	$32,986
Gaming equipment	11,981	11,543
Furniture and equipment	3,638	3,523
Land improvements	1,240	1,156
Other	43	18
	49,994	49,226
Less accumulated depreciation	(7,390)	(2,665)
	42,604	46,561
Land	2,120	2,120
Property and equipment, net	$44,724	$48,681

Depreciation and amortization expense during the years ended December 31, 2008 and 2007 was $4.7 million and $2.7 million, respectively.

4. Intangible Assets

Intangible assets at December 31, 2008 and 2007 consists of the following (in thousands):

	2008	2007
Gaming License – Non-Amortizing	$10,613	$10,613
Gaming License – Amortizing	112	112
Accumulated amortization	(81)	(58)
Intangible assets, net	$10,644	$10,667

Amortization expense related to intangible assets was less than $0.1 million in both 2008 and 2007.  Estimated amortization expense for intangible assets for each of the next two years is less than $0.1 million.

5. Long-Term Debt

During 2005, the Company and certain other co-borrower affiliated companies borrowed a total of $200 million under a Credit Facility which provided for a Term Loan A borrowing of $100 million for the purchase of the Company on June 8, 2005 and another casino owned by WTC, retirement of existing debt, financing costs and other corporate purposes, and a Term Loan B borrowing of $100 million for the purchase of another casino owned by WTC and financing costs.  The Company’s allocated portion of Term Loan A was $25.5 million which equaled the purchase price for the Company and related costs.  However, since the Company was a co-borrower under the Credit Facility, the entire outstanding balance had been recorded as a long-term debt with an adjustment to member’s equity.  The Credit facility also provided for a revolving loan of up to $50 million, none of which was drawn at December 31, 2006.  Term Loan A and B were repaid January 3, 2007 with the proceeds of the borrowings of Tropicana Entertainment, LLC, a sister company also ultimately owned by WTC.  At that time of the repayment an adjustment to member’s equity of $195.5 million was recorded to reflect WTC’s repayment of Term Loan A and B.

6. Related Party Transactions

CSC has guaranteed the Company’s performance under surety bonds amounting to $0.3 million at December 31, 2008 and 2007.

CSC provides various administrative and accounting services to the Company under administrative service agreements.  CSC charged the Company $0.1 million for these services for both of the years ended December 31, 2008 and 2007.

The Company has various dealings with CSC and its subsidiaries, including shared payroll and benefit services, insurance and payments to common vendors.  The amounts allocated to the Company related to these transactions and services are based on actual amounts attributable to the Company’s operations.  As of December 31, 2008 and 2007, CSC and its subsidiaries owed the Company $2.0 million and $2.8 million, respectively.

At December 31, 2008 and 2007 the Company owed WTC, the Company’s ultimate parent, $0.1 million and $12.6 million, respectively, for advances for start-up, operational and other costs, and construction costs that were made to the Company. In addition, at December 31, 2007, Tropicana Entertainment, LLC,  a sister company, and its subsidiaries owed the Company $2.7 million primarily related to slot machines and other gaming equipment that was transferred to these casinos following Hurricane Katrina (Note 8).  Also, see Note 9 for a further description of related party activity with Tropicana Entertainment, LLC.

7. Lease Commitments

In 2007, the Company has entered into an agreement with the Parish of St. Mary to permit the berthing of its riverboat casino in Amelia, Louisiana.  The agreement expires in May 2017.  The agreement provides for percentage fees based on the level of net gaming revenue as follows - first $60 million - 2.5%; $60 to $96 million - 3.5%; greater than $96 million - 5.0%.

The annual minimum fee due under the agreement is $1.5 million, which was due on the opening date of the casino and on the first day of June of each year thereafter.  The Company paid the minimum rent in 2008 and 2007 as revenues were below the threshold for incurring additional fees.

The Company has other operating leases for equipment and space.  Rent expense for these leases was $0.3 million and $1.4 million for the years ended December 31, 2008 and 2007, respectively.

Future minimum rental payments required under operating leases and the minimum fee of $1.5 million under the berthing agreement described above that have initial or remaining non-cancelable lease terms in excess of one year are as follows (in thousands):

2009	$1,668
2010	1,577
2011	1,551
2012	1,540
2013	1,540
Thereafter	5,204
Total	$13,080

8. Casualty Loss – Hurricane

On August 28, 2005, Hurricane Katrina struck the Gulf Coast and damaged the Belle of Orleans casino riverboat.  The riverboat sustained substantial damage and as a result had to be substantially rebuilt.  The riverboat was out of service from August 28, 2005 until May 18, 2007, when it reopened in Amelia, Louisiana as the Amelia Belle Casino.

In addition, the Company leased land and docking facilities for its riverboat casino when it was berthed in New Orleans, Louisiana prior to Hurricane Katrina.  The lease provided for quarterly rent of $0.4 million plus monthly rental of 5% of gross revenue subject to a minimum of $0.1 million.  The lease was to expire in 2013.  The Company, on the advice of counsel, suspended the rent payments due to the impairment of the leased facility damaged by Hurricane Katrina.  The landlord filed suit against the Company for unpaid rent, future rent and damages caused to the leased facilities by the Company’s riverboat.  The Company filed claims with its insurance carriers for the physical damage and expenses related to the riverboat.  The claims were settled in 2008.

During 2008, the Company received insurance proceeds of approximately $9.9 million for physical damage and for rent claims and at December 31, 2008 had an insurance receivable of $3.7 million related to insurance claim settlements for rent claims. In March 2009, the Company reached a settlement with the former landlord mentioned above, which resulted in the Company recognizing a liability of $7.4 million as of December 31, 2008.  In March 2009, the insurance receivable of $3.7 million was received and the lease liability was paid by the Company.

The following table presents information related to hurricane expenses as detailed above:

Net book value of written-off damaged or destroyed fixed assets	$2,200
Clean up, legal, and remediation expenses	3,357
Insurance proceeds for property damage	(2,000)
Total hurricane and related expenses, net for the years ended December 31, 2005	3,557

Net book value of written-off damaged or destroyed fixed assets	7,700
Clean up, legal, and remediation expenses	1,907
Insurance proceeds for property damage	(22,625)
Total hurricane and related expenses, net for the years ended December 31, 2006	(13,018)

Clean up, legal, and remediation expenses	930
Insurance proceeds for property damage	(10,178)
Total hurricane and related expenses, net for the years ended December 31, 2007	(9,248)

Clean up, legal, and remediation expenses	220
Settlement with former landlord	7,400
Insurance receivable for rent claims	(3,706)
Insurance proceeds for rent claims	(3,000)
Insurance proceeds for property damage	(6,939)
Total hurricane and related expenses, net for the years ended December 31, 2008	$(6,025)

9. Related Party Bankruptcy Filing

Tropicana Entertainment, LLC (TE) and its subsidiaries, a significant subsidiary of WTC, the Company’s parent, filed for bankruptcy protection on May 5, 2008 which cases are currently pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in the jointly administered cases titled in re Tropicana Entertainment, LLC et al, Case No. 08-10856 (KJC) (the “Tropicana Cases”).  As of the date of the bankruptcy filing, TE and its subsidiaries owed the Company $2.7 million primarily related to slot machines and other gaming equipment that was transferred to these other casinos following Hurricane Katrina (see Note 8).   The Company fully reserved these related party receivables due to the uncertainty of collection from the entities operating in bankruptcy.  By orders dated March 6, 2009, the Bankruptcy Court in the Tropicana Cases approved the Debtors’ Disclosure Statement for the First Amended Joint Plan of Reorganization of Tropicana Entertainment, LLC and Certain of Its Debtor Affiliates under Chapter 11 of the Bankruptcy Court (the “Proposed Plan”).  The Court set April 17, 2009 as the voting deadline and on May 5, 2009 the Proposed Plan was confirmed by the Bankruptcy Court.  The Proposed Plan indicates that no payments will be made to the Company for these related party receivables.  The Company received certain casino management services from WTC employees who were transferred to TE during 2008.  The Company and WTC have made other arrangements for these services and the Company does not currently rely on TE or any of its subsidiaries for any casino or administrative services.

Prior to bankruptcy of TE, the Company incurred costs of $0.3 million related to the contemplated swap of the Company’s casino riverboat with another casino riverboat held by TE.  Subsequent to the bankruptcy of TE, this project was terminated and the costs were written off and are included in Administrative and General expenses in the accompanying Statement of Operations and Member’s Equity.

The Proposed Plan contemplates the establishment of a litigation trust (the “Litigation Trust”) to pursue possible causes of action against certain entities including WTC and certain of its affiliates, which may include claims for breach of fiduciary duty, gross negligence and breach of contract.  WTC denies that there has been any breach of fiduciary duty, gross negligence, breach of contract or other grounds on which the Debtors or the Litigation Trust would have a legal claim against it and intends to vigorously defend against any such claims and causes of action.

In addition, WTC remains obligated for substantial amounts owed under a lawsuit settlement with Park Cattle Company reached in April 2008.  This lawsuit related to certain leases between Park Cattle Company as Lessor, and WTC and certain subsidiaries of TE, as Lessees.  Although the Company was not a party to this litigation and is not subject to the settlement agreement, WTC as the Company’s parent, may authorize distributions from the Company to partially fund obligations under the settlement agreement which total $125.0 million as of December 31, 2008.  In 2009, the Company transferred $12.0 million to WTC which was used to partially fund a payment totaling $50.0 million due on April 1, 2009, under this settlement agreement.

Other than as described above, the Company is not affected by the bankruptcy of TE and its subsidiaries or by the settlement with Park Cattle Company.

10.  Subsequent Events

CPNO has entered into a definitive purchase agreement, dated June 18, 2009, with AB Casino Acquisition, LLC, a wholly owned indirect subsidiary of Peninsula Gaming, LLC (“PGL”) to sell 100% of the outstanding limited liability company interests of the Company for $106.5 million, subject to certain adjustments.  The purchase agreement contains customary representations, warranties, agreements and indemnification provisions for transactions of this nature.  The transaction is also subject to the satisfaction of customary closing conditions, including PGL obtaining all requisite gaming and regulatory approvals and financing.